Exhibit 99.1

Contacts:	David L. Kerr Senior Vice President — Corporate Development 713.386.1420 dkerr@comsys.com	Amy Bobbitt Senior Vice President & Chief Accounting Officer 602.414.3867 abobbitt@comsys.com
COMSYS IT PARTNERS, INC. FINALIZES ACCOUNTING TREATMENT FOR CONSIDERATION TO
BE PAID ON 2007 ACQUISITION
HOUSTON, TX (May 12, 2008) — COMSYS IT Partners, Inc. (NASDAQ:CITP), a leading provider of information technology staffing and consulting services, today announced that the Company has finalized its accounting treatment for the previously disclosed $3.4 million payment to be made at the end of 2008 related to its acquisition of Praeos Technologies, Inc. (“Praeos”) that was consummated in December 2007, and in conjunction with the finalization of the accounting treatment, the Company will file its first quarter financial statements on Form 10-Q today. The Form 10-Q filing was due May 9, 2008.
The $3.4 million payment is one part of the overall consideration paid in the acquisition of Praeos. Pursuant to the terms of an agreement between the shareholders of Praeos and certain employees of Praeos (“Participants”), $3.4 million of the purchase consideration was placed into a cash escrow on the closing date and is payable to the Participants if they continue to be employed by Praeos for one year after the acquisition date. If there are no Participants remaining in employment on the one-year anniversary date, the funds will be paid to the former shareholders of Praeos.
After final review of the terms and conditions of the payment and the appropriate accounting literature, the Company has concluded that the $3.4 million of consideration should be treated as a compensatory arrangement and expensed ratably during 2008. If, on the one-year anniversary of the closing date, the employees are no longer with the Company and the $3.4 million is paid to the former shareholders, the Company will reverse the recognized compensation expense and record additional purchase price (goodwill). Accordingly, the Company has recorded a pre-tax compensation expense charge (reflected as selling, general and administrative expense) of approximately $0.8 million in the first quarter 2008 financial statements included in the Company’s Form 10-Q to be filed today. Previously the Company had disclosed the nature of the anticipated payment and that the Company was in the process of finalizing the accounting treatment for the Praeos acquisition.
With the additional compensation expense in the first quarter of 2008, the Company’s net income for the quarter was $5.1 million, or $0.25 per diluted share, as compared to net income of $5.6 million, or $0.27 per diluted share, as announced in the Company’s earnings release on May 1, 2008 (“May 1 Release”). The difference between the amounts reported in the May 1 Release and today’s release represents the impact of the aforementioned compensation expense and the related income tax effect. No changes were made to any other components of operating results. The finalization of this accounting treatment does not change the total consideration paid by the Company in the Praeos acquisition or COMSYS’ operating cash flows. The remaining fiscal quarters of 2008 will have a similar compensation charge that will be nonrecurring after 2008. In addition, the Company anticipates that it will receive the benefit of the tax deduction for the compensation payment. This deduction resulted in a reduction in the Company’s 2008 effective tax rate from 24% to 21%.
Larry Enterline, Chief Executive Officer, commented “even though the final accounting for the compensation charge will reduce our net income results for 2008, it is not indicative of the positive cash

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CITP Finalizes Accounting Treatment for 2007 Acquisition

May 12, 2008
flow and the strength of our business or the current and future value to the Company’s shareholders that we expect from our ongoing operations.”
Second Quarter 2008 Financial Guidance
The Company is revising its guidance for the second quarter of 2008 to include the impact of the additional compensation charge of $0.8 million expected to be incurred as described above. No other changes to our previously announced guidance have been made. For the second quarter of 2008, the Company expects to report revenue in a range of $177 million to $183 million and net income in the range of $5.0 million to $6.0 million, or approximately $0.24 to $0.29 per diluted share, on the same number of billing days as the first quarter of 2008. These estimated net income amounts are based on an effective tax rate of 21%. Management does not expect to pay any substantial amount of cash taxes in 2008. Assuming the Company continues to be profitable, management expects to release the valuation allowance during 2008 and begin to provide for taxes at the full statutory rate.
About COMSYS IT Partners
COMSYS IT Partners, Inc. (NASDAQ: CITP) is a leading IT services company with 52 offices across the U.S. and offices in Puerto Rico, Canada and the U.K. COMSYS service offerings include contingent and direct hire placement of IT professionals as well as a wide range of technical services and solutions addressing requirements across the enterprise. The COMSYS Process Solutions Group delivers critical management solutions across the resource spectrum from contingent workers to outsourced services.
Forward-looking Statements
Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that could affect the Company’s plans, objectives, future operating results, financial condition, performance and business. These statements may be identified by words such as “estimate,” “forecast,” “plan,” “intend,” “believe,” “should,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. These forward-looking statements are largely based on the Company’s expectations and beliefs concerning future events, which reflect estimates and assumptions made by management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors relating to its operations and business environment, all of which are difficult to predict and many of which are beyond its control, including:
•	the Company’s success in attracting, training, retaining and motivating billable consultants and key officers and employees;
•	the Company’s ability to shift a larger percentage of its business mix into IT solutions, project management and business process outsourcing and, if successful, the Company’s ability to manage those types of business profitably;
•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;
•	weakness or reductions in corporate information technology spending levels;
•	the Company’s ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;
•	the financial stability of the Company’s customers and other business partners and their ability to pay their outstanding obligations;
•	the impact of competitive pressures on the Company’s ability to maintain or improve its operating margins, including pricing pressures as well as any change in the demand for its services;
•	the entry of new competitors into the U.S. staffing services market due to the limited barriers to entry or the expansion of existing competitors in that market;

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CITP Finalizes Accounting Treatment for 2007 Acquisition

May 12, 2008
•	increases in employment-related costs such as healthcare and unemployment taxes;
•	the possibility of the Company’s incurring liability for the activities of its billable consultants or for events impacting its billable consultants on clients’ premises;
•	the risk that the Company may be subject to claims for indemnification under its customer contracts;
•	the risk in an uncertain economic environment of increased incidences of employment disputes, employment litigation and workers’ compensation claims;
•	the risk that cost cutting or restructuring activities could cause an adverse impact on certain of the Company’s operations;
•	economic declines that affect the Company’s business, including its profitability, liquidity or the ability to comply with applicable loan covenants;
•	adverse changes in credit and capital markets conditions that may affect the Company’s ability to obtain financing or refinancing on favorable terms or that may warrant changes to existing credit terms;
•	adverse changes to management’s periodic estimates of future cash flows that may affect the Company’s assessment of its ability to fully recover its goodwill; and
•	whether governments will amend existing regulations or impose additional regulations or licensing requirements in such a manner as to increase the Company’s costs of doing business.
Although the Company believes its estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond its control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this report are not guarantees of future performance, and the Company cannot assure any reader that those statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in this section as well as the “Risk Factors” section included in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this report. The Company does not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on the Company’s behalf.

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